Exhibit 99.1
YURIE-WIDE, INC.
Index
December 31, 2007

Hanshin Accounting Corporation

Hanshin Accounting Corporation Dan-Sung Building 7F 1-23 Yangjae-Dong, Seocho-ku Seoul, KOREA
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of
YURIE-WIDE, INC.
We have audited the accompanying balance sheet of YURIE-WIDE, INC. as of December 31, 2007, and the related statements of loss, shareholders’ equity and cash flows for the year then ended, expressed in Korean Won. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statement based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the Republic of Korea. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2007, and the results of its operations, the changes in its shareholders’ equity and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.
The following matters do not affect our opinion but will be helpful to readers in reasonable decision making.
As more fully discussed in Note 11 to the financial statements, significant transactions with affiliated company and shareholder for the year ended December 31, 2007 and related account balances are short-term borrowings amounting to ~~W~~4,700,000 thousand and accrued expenses amounting to ~~W~~124,634 thousand.
Continued;

Hanshin Accounting Corporation
The amounts expressed in U.S. dollars are provided for the convenience of the readers and have been translated on the basis set forth in Note 3 to the accompanying financial statements.
Hanshin Accounting Corp.
Seoul, Korea.
February 22, 2008

YURIE-WIDE, INC.
BALANCE SHEET
December 31, 2007

(In Korean Won, U.S. Dollars(Note 3))

Assets

Current assets:
Cash and cash equivalents (Note 4)	~~W~~	52,203,955	$55,643
Trade accounts receivable (Note 5)		18,720,590	19,954
Other accounts receivable		34,269,488	36,527
Prepaid expenses		32,452,980	34,591
Prepaid V. A. T.		76,415,441	81,449
Prepaid taxes		102,930	109
Inventories (Note 6)		464,784,850	495,400

Total current assets		678,950,234	723,673

Property, plant and equipment, net of accumulated depreciation (Note 7)		12,557,895,555	13,385,094

Other assets:
Deferred income tax assets, net of valuation allowance (Note l2)		—	—
Deposits		100,550,000	107,173
Software		3,507,500	3,739

Total other assets		104,057,500	110,912

Total assets	~~W~~	13,340,903,289	$14,219,679

The accompanying notes are an integral part of these financial statements.
Continued;

YURIE-WIDE, INC.
BALANCE SHEET, Continued;
December 31, 2007

(In Korean Won, US. Dollars (Note 3))

Liabilities and Shareholders’ Equity
Current liabilities:
Trade accounts payable	~~W~~	304,823,750	$324,903
Other accounts payable		320,937,126	342,078
Withholdings		10,824,160	11,537
Short-term borrowings (Note 8,11)		5,300,000,000	5,649,115
Accrued expenses (Note 11)		183,153,421	195,218

Total current liabilities		6,119,738,457	6,522,851

Long-term borrowings (Note 9)		10,000,000,000	10,658,708
Convertible Bonds (Note 10)		1,000,000,000	1,065,871
Leasehold Deposits Received		100,000,000	106,587

Total liabilities		17,219,738,457	18,354,017

Shareholders’ equity:
Capital stock (Note 1)
Common stock		500,000,000	532,935
Accumulated deficit Undisposition		(4,378,835,168)	(4,667,273)

Total shareholders’ equity		(3,878,835,168)	(4,134,338)

Total liabilities and shareholders’ equity	~~W~~	13,340,903,289	$14,219,679

The accompanying notes are an integral part of these financial statements.

YURIE-WIDE, INC.
Statement of Loss
For the year ended December 31, 2007

(In Korean Won, U.S. Dollars (Note 3))

Sales	~~W~~	1,078,305,727	$1,149,335

Cost of sales		1,976,934,426	2,107,157

Gross loss		(898,628,699)	(957,822)

Selling, general and administrative expenses		1,986,426,572	2,117,274

Operating loss		(2,885,055,271)	(3,075,096)

Non-operating income
Interest income		750,803	800
Rental revenues		160,000,000	170,539
Building maintenance revenues		58,296,211	62,136
Other		17,483,975	18,636

		236,530,989	252,111

Non-operating expenses
Interest expense (Note 10)		754,198,838	803,878
Loss on disposition of inventory		893,285,455	952,127
Loss on disposition of machinery		41,367,633	44,093
Other		32,967,129	35,139

		1,721,819,055	1,835,237

Net loss before income taxes		(4,370,343,337)	(4,658,222)

Income tax expenses		—	—

Net loss	~~W~~	(4,370,343,337)	$(4,658,222)

The accompanying notes are an integral part of these financial statements.

YURIE-WIDE, INC.
Statement of Shareholders’ Equity
For the year ended December 31, 2007

(In Korean Won, U.S. Dollars (Note 3))

	Common Stock		Accumulated deficit		Total
Balance at December 31, 2006	~~W~~	500,000,000	~~W~~	8,491,831	~~W~~	500,000,000
Net loss		—		4,370,343,337		(4,370,343,337)

Balance at December 31, 2007	~~W~~	500,000,000	~~W~~	4,378,835,168	~~W~~	(3,878,835,168)

Translation into U.S. Dollars		$532,935		$4,667,273		$(4,134,338)

The accompanying notes are an integral part of these financial statements.

YURIE-WIDE, INC.
Statement of Cash Flows
For the year ended December 31, 2007

(In Korean Won, U.S. Dollars(Note 3))

Cash flows from operating activities
Net loss	~~W~~	(4,370,343,337)	$(4,658,222)
Items not involving operating cash flows
Depreciation		758,702,114	808,678
Amortization on intangible assets		482,500	514
Loss on disposition of inventory		893,285,455	952,127
Loss on disposition of machinery		41,367,633	44,093

		1,693,837,702	1,805,412

Changes in operating assets and liabilities
Trade accounts receivable		(18,720,590)	(19,954)
Other accounts receivable		(34,195,988)	(36,448)
Advance payments		500,000,000	532,936
Prepaid expenses		(32,452,980)	(34,591)
Prepaid V.A.T.		(76,415,441)	(81,449)
Prepaid taxes		(102,930)	(110)
Inventories		(1,358,070,305)	(1,447,528)
Trade accounts payable		304,823,750	324,903
Other accounts payable		320,937,126	342,078
Withholdings		10,824,160	11,537
Accrued expenses		183,153,421	195,218

		(200,219,777)	(213,408)

Net cash used in operating activities		(2,876,725,412)	(3,066,218)

Cash flows from investing activities
Acquisition of property, plant and equipment		(13,357,965,302)	(14,237,865)
Acquisition of software		(3,990,000)	(4,253)
Increase in deposit		(100,550,000)	(107,173)

Net cash used in investing activities		(13,462,505,302)	(14,349,291)

Cash flows from financing activities
Borrowing of short-term borrowings		5,300,000,000	5,649,115
Borrowing of long-term borrowings		10,000,000,000	10,658,708
Borrowing of convertible bonds		1,000,000,000	1,065,871
Increase in Leasehold Deposits Received		100,000,000	106,587
Repayment of short-term borrowings		(8,566,500)	(9,130)

Net cash provided by financing activities		16,391,433,500	17,471,151

Net increase(decrease) in cash and cash equivalents		52,202,786	55,642

Cash and cash equivalents at the beginning of the year		1,169	1

Cash and cash equivalents at the end of the year	~~W~~	52,203,955	$55,643

The accompanying notes are an integral part of these financial statements.

YURIE-WIDE, INC.
Notes to Financial Statements
For the year ended December 31, 2007

1. The Company
YURIE-WIDE, INC.(the “Company”) was incorporated in 2007 under the Commercial Code of the Republic of Korea to manufacture and sell materials of rechargeable batteries.
The Company has 400,000 authorized common shares with par value of Won 5,000 of which 100,000 shares are issued and outstanding.
The shareholders and their ownership of the Company as of December 31, 2007 are as follows:

	Shares	Percentage(%)
Christopher Young, Jeong	31,000	31.0%
YURIE ES INC.	20,000	20.0%
Others	49,000	49.0%

	100,000	100.0%

2. Summary of Significant Accounting Policies
The significant accounting policies followed by the Company in the preparation of its financial statements are summarized below.
Basis of Financial Statement Presentation
The Company maintains its accounting records in Korean Won and prepares statutory financial statements in the Korean language in conformity with the accounting principles generally accepted in the Republic of Korea. Therefore there are differences when prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). In order to eliminate such differences, the accompanying financial statements have been converted to conform with U.S. GAAP.
Accounting Estimates
The preparation of financial statements requires management to make estimates and assumptions that affect amounts reported therein. Due to the inherent uncertainty involved in making estimates, actual results reported may differ significantly from those estimates.
Cash and Cash Equivalents and Short-term Financial Instruments
Cash and cash equivalents include cash and highly liquid, temporary cash investments with original maturities of three months or less. Investments which are readily convertible into cash within four to twelve months of purchase are classified in the balance sheet as short-term financial instruments. The cost of these investments approximates fair value.
Continued;

YURIE-WIDE, INC.
Notes to Financial Statements
For the year ended December 31, 2007

2. Summary of Significant Accounting Policies-continued;
Allowance for Doubtful Accounts
The Company provides an allowance for doubtful accounts receivable based on the aggregate estimated collectibility of receivables.
Inventory Valuation
Inventories are stated at the lower of cost or market value, with cost being determined using the moving average method, except for materials in transit. If the net realizable value of inventory is less than its cost, the carrying amount is reduced to the net realizable value.
Property, Plant and Equipment and Depreciation
Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method, over the estimated useful lives of the assets, as follows.

Estimated
Useful Lives
(Years)

Buildings	30
Tools	5
Furniture	5
Machinery	5
Maintenance and Repairs
Routine maintenance and repairs are charged to expense as incurred. Expenditures, which enhance the value or extend the useful lives of the related assets, are capitalized.
Interest Capitalization
The Company’s policy is to capitalize interest that would have theoretically been avoided had expenditures not been made for assets, which require a period of time to get them ready for their intended uses.
Intangible Assets
Amortization of intangible assets is computed using the straight-line method over the year below from the usable date:

Amortization year
(Years)
Software	5
Continued;

YURIE-WIDE, INC.
Notes to Financial Statements
For the year ended December 31, 2007

2. Summary of Significant Accounting Policies-continued;
Accrued Severance Benefits
Employees and directors with more than one year of service are entitled to receive a lump-sum payment upon termination of their employment with the company, based on their length of service and rate of pay at the time of termination. Accrued severance benefits represent the amount which would be payable assuming all eligible employees terminated their employment as of the balance sheet date.
3. United States Dollar Amounts
The Company operates primarily in Korean Won and its official accounting records are maintained in Korean Won. All Won amounts are expressed in U.S. Dollars at US $1: ~~W~~938.2, the base rate in effect on December 31, 2007.
4. Cash and Cash Equivalents
Cash and cash equivalents as of December 31, 2007 consist of the following:

	Annual Interest
	Rate
(In Thousands of Won, U.S. Dollars)	2007	2007

(1) Cash and cash equivalents
Cash on hand	—	~~W~~	—	$—
Passbook accounts	0.3%		52,204	55,643
Other financial instruments	—		—	—

		~~W~~	52.204	$55,643

5. Trade Accounts Receivable
Trade accounts receivable and their allowance for doubtful accounts, as of December 31, 2007 consist of the following:

(In Thousands of Won, U.S. Dollars)	2007

Trade accounts and notes receivable	~~W~~	18,721	$19,954
Less: Allowance for doubtful accounts		—	—

	~~W~~	18,721	$19,954

YURIE-WIDE, INC.
Notes to Financial Statements
For the year ended December 31, 2007

6. Inventories
Inventories as of December 31, 2007 consist of the following:

(In Thousands of Won, U.S. Dollars)	2007

Finished goods	~~W~~	165,618	$176,527
Supplies		211,035	224,936
Raw materials		88,132	93,937

	~~W~~	464,785	$495,400

7. Property, Plant and Equipment
Property, plant and equipment as of December 31, 2007 consist of the following:

(in thousands of Korean Won, U.S. Dollars)	2007

Land	~~W~~	2,585,549	$2,755,861
Buildings		4,846,281	5,165,509
Tools		6,075	6,475
Furniture		89,047	94,913
Machinery		4,827,726	5,145,732
Construction in progress		958,965	1,022,133

		13,313,643	14,190,623
Less: Accumulated depreciation		(755,747)	(805,529)

	~~W~~	12,557,896	$13,385,094

As of December 31, 2007, buildings, tools, furniture and machinery are insured against fire and other casualty losses up to ~~W~~14,658 million.
Company’s property, land and buildings are pledged as collateral for certain short-term and long-term loans up to a maximum of ~~W~~12,080 million at December 31, 2007.
As of December 31, 2007, land, recorded at cost of ~~W~~2,629 million had a posted land price issued by the Korean tax authority of ~~W~~3,498 million.
Interest of ~~W~~78,965 thousand was capitalized in construction in progress and is included in property, plant and equipment in the balance sheet as of December 31, 2007.

YURIE-WIDE, INC.
Notes to Financial Statements
For the year ended December 31, 2007

8. Short-term Borrowings
Short-term borrowings as of December 31, 2007 consist of the following:

	Annual Interest
	Rate
(In Thousands of Won, U.S. Dollars)	2007	2007

Jeonbuk savings bank	13.8%	~~W~~	600,000	$639,522
YURIE ES INC.	9.0%		1,800,000	1,918,568
Christopheryoung, Jeong	9.0%		2,900,000	3,091,025

		~~W~~	5,300,000	$5,649,115

9. Long-term Borrowings
Long-term borrowings as of December 31, 2007 consist of the following:

	Annual Interest
	Rate
(In Thousands of Won, U.S. Dollars)	2007	2007

Korea Development Bank	6.74%	~~W~~	10,000,000	$10,658,708

		~~W~~	10,000,000	$10,658,708

10. Convertible Bonds
On May 30, 2007, the Company issued non-guaranteed convertible bonds amounting to ~~W~~1,000 million($1,065,871) bearing interest at 9% per annum. These bonds are convertible into shares of the Company’s common stock from May 30, 2007 to April 30, 2010 at a conversion price of ~~W~~5,000 ($5.33)per share, subject to adjustment upon the occurrence of certain events.
11. Related Party Transactions
Significant transactions with affiliated company and shareholder for the year ended December 31, 2007 and related account balance at December 31, 2007 is summarized as follow:

(In Thousands of Won, U.S. Dollars)	2007

Short-term borrowings	~~W~~	4,700,000	$5,009,593

Accrued expenses	~~W~~	124,634	$132,844

YURIE-WIDE, INC.
Notes to Financial Statements
For the year ended December 31, 2007

12. Income Tax and Deferred income taxes
In July 2006, the Financial Accounting Standards Board (FASB) issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (FIN 48). FIN 48 requires the use of a two-step approach for recognizing and measuring tax benefits taken or expected to be taken in a tax return and disclosures regarding uncertainties in income tax positions. We are required to adopt FIN 48 effective January 1, 2007. The cumulative effect of initially adopting FIN 48 will be recorded as an adjustment to opening retained earnings in the year of adoption and will be presented separately. Only tax positions that meet the more likely than not recognition threshold at the effective date may be recognized upon adoption of FIN 48. Management doesn’t believe there will be any impact this new standard will have on our future results of operations and financial position.
The statutory corporate income tax rate (including resident surtax) applicable to the Company is approximately 25.7 percent in 2007. Income tax expense for the years ended December 31, 2007 is as follow:

(In Thousands of Won, U.S. Dollars)	2007

Net loss before income tax	~~W~~	4,370,343	$4,658,221
Adjustments:
Permanent differences		(87,172)	(92,914)
Temporary differences, net		—	—

Tax loss		4,457,515	4,751,135
Tax loss carried over from prior years		8,492	9,051

Tax loss carryforward		4,466,007	4,760,186
Tax Rate(%)		27.5	27.5

Deferred income tax assets		1,228,152	1,309,051
Valuation allowance		(1,228,152)	(1,309,051)

Net of Deferred income tax assets	~~W~~	—	$—